Exhibit 99.1

OLSHAN FROME WOLOSKY LLP
1325 Avenue of the Americas, 15th Floor
New York, New York 10019

December 4, 2018

VIA EDGAR

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:	BoxScore Brands, Inc. Current Report on Form 8-K dated November 30, 2018

Ladies and Gentlemen:

On behalf of BoxScore Brands, Inc., a Delaware corporation, we hereby submit in electronic format for filing with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and Rule 101(a)(1)(iii) of Regulation S-T, one copy of BoxScore Brands’ Current Report on Form 8-K dated November 30, 2018. The Form 8-K reports several changes in the officers and directors of BoxScore Brands, Inc. under Item 5.02.

Please address any comments or questions that you may have concerning the Form 8-K to Michael Carroll, BoxScore Brands’ President, Chief Executive Officer and Chief Financial Officer (tel.: (855) 558-8363), or to me (tel.: (212) 451-2234).

Very truly yours,

/s/Spencer G. Feldman

Spencer G. Feldman

SGF/cn

Enclosures

cc:	Mr. David E. Graber